Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES ANNOUNCES AN AGREEMENT IN PRINCIPLE TO SELL ITS

DEL MEDICAL IMAGING BUSINESS

Roselle, IL – November 12, 2009 -- Del Global Technologies Corp. (OTCBB: DGTC) (“Del Global” or “the Company”)  and United Marketing Group (“UMG”) have entered into an Agreement in Principle to transfer certain assets and the product lines of Del Medical Imaging from Del Global to UMG. It is the goal of the parties to have the transaction completed prior to the 2009 Radiological Society of North America (RSNA) trade show beginning at the end of this month. This strategic acquisition adds the heritage and quality of the Del Medical X-ray products to the already robust product portfolio of UMG.

“UMG intends to continue to run Del Medical as a wholly-owned subsidiary, enhance the existing product line and maintain the collective current channels of distribution. We are proud to bring the Del Medical reputation under the UMG umbrella. We will continue to offer the same quality and reliability of Del Medical products that our customers have come to expect,” says Toufic Lorenzo, President & CEO of United Marketing Group.”

“We are pleased that we have found a home with UMG for the Del Medical U.S. imaging business that will provide for it to grow and prosper.  The transaction does not include our Villa subsidiary in Italy,” said John Quicke, President and CEO of Del Global. He added, “After completion of this transaction Del Global will focus its efforts on growing Villa in the international imaging markets and the power supply business through its RFI subsidiary.”

The transaction is subject to execution of a definitive agreement among the parties and approval of the Boards of Directors of Del Global and UMG. No assurances can be given that a definitive agreement will be executed.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary applications through the Del Medical Systems Group. Through its U.S. based Del Medical Imaging Corp. and Milan, Italy based Villa Sistemi Medicali S.p.A. subsidiaries, the Company offers a broad portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems to the global marketplace. Through its RFI subsidiary, Del Global manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.  The Company’s web site is www.delglobal.com.

Del Global Technologies Corp.	Page 2
November 12, 2009

ABOUT UNITED MARKETING GROUP

UMG Inc., a privately held company headquartered in Harrison New York, is a master distributor of digital and analog medical imaging products to the private practice, non-hospital, market place.  It distributes FujiFilm USA medical x-ray film and Computed Radiography (CR) systems, Konica-Minolta CR systems, UltraRad PACS products, and Carestream medical x-ray film  to a network of over 350 U.S. imaging dealers.  In addition to its medical products, UMG also private labels dental x-ray film for major U.S. dental distributors.  The company has been involved in the medical x-ray business since its formation in 1985.  Requests for information regarding UMG Inc. should be directed to info@umgxray.com

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to introduce products as scheduled; obtaining necessary product certification; implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

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DEL GLOBAL TECHNOLOGIES CORP.	UNITED MARKETING GROUP

John J. Quicke	Toufic Lorenzo
Chief Executive Officer	Chief Executive Officer
(847) 288-7065	914.835.4600

Mark A. Zorko
Chief Financial Officer
(847) 288-7003